Exhibit 10.1

FIRST AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

This First Amendment to Independent Contractor Agreement (this “Amendment”) is made and entered into and executed as of December 31, 2025 (the “Execution Date”), by and between Oncotelic Therapeutics, Inc., a Delaware Corporation (the “Company”), and Jefferson Capital Ventures, LLC, a Wyoming Limited Liability Company (the “Contractor”), collectively referred to herein as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, the Company and the Contractor are Parties to that certain Independent Contractor Agreement, dated as of August 6, 2025 (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement solely to modify Milestone One (1) set forth on Exhibit A thereto, while leaving all other terms and conditions unchanged.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following:

1. Amendment to Milestone One (1)

Effective as of the effective date of the Original Agreement, Milestone One (1) as set forth on Exhibit A of the Original Agreement is hereby amended to provide that the applicable milestone threshold shall be Forty-Five Million Dollars ($45,000,000) instead of One Hundred Million Dollars ($100,000,000).

Except as expressly modified by this Section 1, all other aspects, definitions, calculations, vesting mechanics, and consequences associated with Milestone One (1) shall remain unchanged and in full force and effect.

2. No Other Amendments

Except as expressly set forth in this Amendment, all terms, covenants, representations, warranties, obligations, and provisions of the Original Agreement (including all exhibits and related agreements) remain unchanged, ratified, and in full force and effect.

3. Effect of Amendment

This Amendment shall be deemed part of, and read together with, the Original Agreement. In the event of any conflict between this Amendment and the Original Agreement, this Amendment shall control solely with respect to Milestone One (1).

4. Counterparts; Electronic Signatures

This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution by electronic signature shall be deemed effective for all purposes.

FIRST AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Execution Date set forth above.

ONCOTELIC THERAPEUTICS, INC.

By:	/s/Vuong Trieu
Name:	Dr. Vuong Trieu
Title:	Chief Executive Officer

JEFFERSON CAPITAL VENTURES, LLC

By:	/s/Jimmy Chan
Name:	Jimmy Chan
Title:	Managing Member